                                                                    Exhibit 4.4

Number                                                                   Shares
------                                                                   ------

PB-1


                     APRISMA MANAGEMENT TECHNOLOGIES, INC.

             Series B Convertible Preferred Stock, $.01 Par Value

                 SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER


This certifies that CPQ Holdings, Inc. is the owner of 785,556 (Seven Hundred, Eighty-Five Thousand, Five Hundred and Fifty-Six) shares, fully paid and nonassessable, of the Series B Convertible Preferred Stock of Aprisma Management Technologies, Inc., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Amended and Restated Certificate of Incorporation and the By-laws of the corporation, in each case as from time to time amended.

IN WITNESS WHEREOF, Aprisma Management Technologies, Inc. has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed this 6th day of December, 2000.


------------------------------                    ------------------------------
President                                         Secretary
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                           Restrictions on Transfer
                           ------------------------

     The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, unless and until such shares are registered under such Act, or such state laws, or unless an opinion of counsel is furnished to the Company (which opinion and counsel rendering the same shall be reasonably satisfactory to the Company) to the effect that such registration is not required.


                                  Assignment
                                  ----------

     For value received, ___________ hereby sell, assign and transfer to ____________ shares of the Capital Stock represented by this certificate, and do hereby irrevocably constitute and appoint _____________ Attorney to transfer such stock on the books of _______________ with full power of substitution in the premises.

     Dated __________, 20__


                                                -------------------------------
                                                Signature of registered owner
                                                corresponding exactly to the
                                                name of such owner as written on
                                                the face of this certificate



--------------------------
Witness